Exhibit 99.1

BriaCell Announces Successful Completion of Phase I Portion of

Clinical Study in Advanced Breast Cancer; Randomized Phase II

Efficacy Evaluation Progressing

●	BriaCell has successfully completed its Phase I safety and tolerability evaluation of Bria-IMT™ in combination with Incyte’s retifanlimab in advanced breast cancer.
●	The combination treatment showed a favorable safety profile in 12 patients.
●	Phase II efficacy portion of the study, under FDA’s fast track designation, now underway with survival data and clinical benefit being compiled.

PHILADELPHIA, PA and VANCOUVER, British Columbia, October 21, 2022— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company specializing in targeted immunotherapies for cancer, is pleased to announce the completion of the Phase I part of the clinical trial of its lead candidate, Bria-IMT™, in combination with Incyte’s PD-1 inhibitor, retifanlimab, in advanced breast cancer. The efficacy and survival data of the treated patients is being evaluated in the Phase II part of the study which was recently awarded the FDA’s fast track designation. Under an FDA approved protocol, another arm has recently been added to the Phase II study to evaluate the effects of dosing schedules for patients in the study.

“We are very impressed by the clinical data showing a favorable safety profile for our treatment in advanced breast cancer patients who have failed other therapies,” commented Dr. Del Priore, BriaCell’s Chief Medical Officer. “We look forward to further advancing this program and sharing the data in the coming months.”

The Phase I portion of the trial, with the primary goal of assessing safety and tolerability of the combination, enrolled 12 subjects who had previously failed at least two prior lines of therapy, characterized as a difficult-to-treat patient population. The combination treatment had a favorable safety profile and appeared well-tolerated with no dose-limiting toxicities.

Now progressing through the Phase II part of the clinical trial, a randomized controlled design will be used to allow comparison of the effectiveness of the treatment regimens between the two arms of the study with different dosing schedules.

BriaCell is on schedule to meet with the FDA later this year to discuss the design of a key registration study.

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Examples of forward-looking statements in this news release include statements that the Company makes regarding the completion of the Phase II portion of the study; the potential success of the Bria-IMT™ program; the effect(s) of Bria-IMT™ on patients;; the ability of the Company to further advance its clinical study; and the nature and frequency of communications with the FDA. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com